UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a)	At-The-Market Issuance Sales Agreement

On December 14, 2010, GMX Resources Inc., an Oklahoma corporation (“GMXR”), entered into an At-The-Market Issuance Sales Agreement (“Sales Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), pursuant to which GMXR intends to sell shares of its 9.25% Series B Cumulative Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), with aggregate gross proceeds of up to $62,712,500 (and which will not exceed 3,000,000 shares) through MLV, from time to time.

Such Series B Preferred Stock will be offered and sold pursuant to a prospectus supplement filed with the Securities and Exchange Commission in connection with GMXR’s shelf registration statement on Form S-3 (File No. 333-150368). The Series B Preferred Stock trades on The New York Stock Exchange (“NYSE”) under the symbol “GMXR-PR.”

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b)	First Amendment to Restated Loan Agreement

On December 13, 2010, GMXR entered into a First Amendment to Restated Loan Agreement (the “First Amendment”), dated as of December 13, 2010, which amends the Fourth Amended and Restated Loan Agreement dated effective as of July 8, 2010 (the “Loan Amendment”) by and among GMXR, Capital One, National Association, as administrative agent, arranger and bookrunner, BNP Paribas, as syndication agent and individually as a lender, and Compass Bank, as documentation agent and individually as a lender.

The First Amendment amended certain provisions of the Loan Agreement to permit GMXR to issue additional shares of Series B Preferred Stock and to use the cash proceeds from or an exchange of up to sixty million dollars ($60,000,000) in liquidation preference of the Series B Preferred Stock to retire a portion of GMXR’s indebtedness for borrowed money outstanding on December 13, 2010.

The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 13, 2010, the GMXR board of directors approved, and GMXR filed, a Certificate of Amendment to the Certificate of Designation of the 9.25% Series B Cumulative Preferred Stock (the “Certificate of Amendment”) with the Secretary of State of the State of Oklahoma, to increase the number of authorized shares of Series B Preferred Stock from 3,000,000 to 6,000,000 shares. A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS.

GMXR’s Computation of the Ratio of Earnings to Combined Fixed Charges and Preference Dividends for the fiscal years ended December 31, 2009, 2008 and 2007, and for the nine months ended September 30, 2010, is attached as Exhibit 12.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

1.1*	At-The-Market Issuance Sales Agreement dated December 14, 2010 between GMX Resources Inc. and McNicoll, Lewis & Vlak LLC.

3.1*	Certificate of Amendment to the Certificate of Designation of the 9.25% Series B Cumulative Preferred Stock.

10.1*	First Amendment to Restated Loan Agreement (the “First Amendment”), dated as of December 13, 2010, by and among GMXR, Capital One, National Association, as administrative agent, arranger and bookrunner, BNP Paribas, as syndication agent and individually as a lender, and Compass Bank, as documentation agent and individually as a lender.

12.1*	Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: December 14, 2010	By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1*	At-The-Market Issuance Sales Agreement dated December 14, 2010 between GMX Resources Inc. and McNicoll, Lewis & Vlak LLC.

3.1*	Certificate of Amendment to the Certificate of Designation of the 9.25% Series B Cumulative Preferred Stock.

10.1*	First Amendment to Restated Loan Agreement (the “First Amendment”), dated as of December 13, 2010, by and among GMXR, Capital One, National Association, as administrative agent, arranger and bookrunner, BNP Paribas, as syndication agent and individually as a lender, and Compass Bank, as documentation agent and individually as a lender.

12.1*	Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

*	Filed herewith.